Press Release

     Date:  October 2, 1996

     For further information contact:

                           Nancy S. Murray
                           Big Flower Press
                           212.521.1606

                    BIG FLOWER COMPLETES ACQUISITION OF
                  ADVERTISING SERVICES SPECIALIST COMPANY

             Increases Retail Advertising Circular Account Base

     New York City - Big Flower Press Holdings, Inc. (NYSE: BGF), a leading advertising and marketing services company, announced today that it has acquired Printco, Inc., a highly-complementary advertising services company with revenues of $85 million for the 12 months ended June 30, 1996. Printco, a privately-owned company which specializes in producing retail advertising circular programs and newspaper TV listing guides, will be a unit of Big Flower's largest operating subsidiary, Treasure Chest Advertising, a market leader in advertising inserts and newspaper-circulation building products.

     In September, Big Flower announced that it had signed a definitive agreement to acquire Scanforms, Inc. (Nasdaq: SCFM), a full-service direct mail advertising company with revenues of $30.6 million for the 12 months ended June 30, 1996. The closing of this acquisition is expected to take place on October 4, 1996.